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                                                                  Exhibit 10.72
                          LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of May 24, 2000, by and between Calypte Biomedical Corporation (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 21, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

                  A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. The following Section 2.1.1 entitled "Cash Management Facility" is hereby incorporated to read as follows:

                           2.1.1 Cash Management Facility. Until May 24, 2001, Borrower may use up to $12,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements (the "Cash Management Services").

                  2.       Notwithstanding the terms and conditions contained in
                           Section 2.1 entitled "Term Loan," Bank will make available to Borrower one Additional Term Advance in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for the purpose of one time purchase of Equipment (the "Second Additional Term Advance").

                           The sum of (a) the Second Additional Term Advance and
                           (b) the remaining aggregate Term Advances including the Additional Term Advance shall be repaid in equal monthly installments of principal, plus accrued interest, beginning on the 20th of each month and continuing on the same day thereafter until the Term Maturity Date, when all unpaid balance and accrued interest shall be due and payable.

                  3. Section 4.5 entitled "Cash Collateral" is hereby amended to read as follows:

                           Upon Borrower's failure to comply with one or more of the financial covenants in Sections 6.8, 6.9 or 6.10, an Event of Default shall not be deemed to have occurred, provided that Bank places a hold on a Silicon Valley Bank certificate of deposit in the name of Borrower in an amount not less than 105% of the then outstanding Obligations.


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                  4.       Section 6.12 entitled "Compensating Balances" is
                           hereby incorporated to read as follows:

                           Borrower shall maintain an amount equal to or greater than the current outstanding Obligations in Bank's money market account or Bank's Investment Product and Services Group account or any other Bank's account approved by Bank. Borrower's failure to comply with this Section 6.12 shall be deemed an Event of Default.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Two Hundred Fifty Dollars ($250) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                         BANK:

CALYPTE BIOMEDICAL CORPORATION                    SILICON VALLEY BANK

By: /s/ Nancy E. Katz                             By: /s/ Raed Y. AlFayoumi
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Name: Nancy E. Katz                               Name: Raed Y. AlFayoumi
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Title: President/COO/CFO                          Title: Vice President
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